UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2019

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2019 annual meeting of the stockholders of Valero Energy Corporation was held April 30, 2019. Matters voted on at the annual meeting and the results thereof were as follows:

(1)	Proposal 1: Election of directors. The election of each director was approved as follows.

H. Paulett Eberhart	shares voted	required vote *	vote received
for	300,778,298	>50.0%	98.95%
against	3,178,315
abstain	640,983
broker non-votes	55,415,762

Joseph W. Gorder	shares voted	required vote *	vote received
for	286,612,002	>50.0%	95.40%
against	13,824,762
abstain	4,160,832
broker non-votes	55,415,762

Kimberly S. Greene	shares voted	required vote *	vote received
for	302,197,635	>50.0%	99.36%
against	1,938,389
abstain	461,572
broker non-votes	55,415,762

Deborah P. Majoras	shares voted	required vote *	vote received
for	298,067,229	>50.0%	98.00%
against	6,078,671
abstain	451,696
broker non-votes	55,415,762

Donald L. Nickles	shares voted	required vote *	vote received
for	295,508,019	>50.0%	97.17%
against	8,599,207
abstain	490,370
broker non-votes	55,415,762

Philip J. Pfeiffer	shares voted	required vote *	vote received
for	303,094,654	>50.0%	99.66%
against	1,021,751
abstain	481,191
broker non-votes	55,415,762

Robert A. Profusek	shares voted	required vote *	vote received
for	293,651,868	>50.0%	96.91%
against	9,348,360
abstain	1,597,368
broker non-votes	55,415,762

Stephen M. Waters	shares voted	required vote *	vote received
for	297,929,300	>50.0%	97.97%
against	6,165,592
abstain	502,704
broker non-votes	55,415,762

Randall J. Weisenburger	shares voted	required vote *	vote received
for	302,037,376	>50.0%	99.33%
against	2,050,259
abstain	509,961
broker non-votes	55,415,762

Rayford Wilkins, Jr.	shares voted	required vote *	vote received
for	302,368,197	>50.0%	99.42%
against	1,752,320
abstain	477,079
broker non-votes	55,415,762

(2)	Proposal 2: Ratify the appointment of KPMG LLP to serve as Valero’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The proposal was approved as follows:

Proposal 2	shares voted	required vote *	vote received
for	352,551,257	>50.0%	97.93%
against	6,624,225
abstain	837,876
broker non-votes	n/a

(3)	Proposal 3: Advisory vote to ratify the 2018 compensation of the named executive officers listed in the proxy statement. The proposal was approved as follows:

Proposal 3	shares voted	required vote *	vote received
for	276,742,004	>50.0%	90.85%
against	22,519,824
abstain	5,335,768
broker non-votes	55,415,762

* Notes:

Required votes. For Proposal 1, as required by Valero’s bylaws, each director is to be elected by a majority of votes cast with respect to that director’s election. Proposals 2 and 3 required approval by the affirmative vote of a majority of the voting power of the shares present in person or by proxy at the annual meeting and entitled to vote.

Effect of abstentions. Shares voted to abstain are treated as “present” for purposes of determining a quorum. In the election of directors (Proposal 1), pursuant to Valero’s bylaws, shares voted to abstain are not deemed to be “votes cast,” and are accordingly disregarded. When, however, approval for a proposal requires the affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote (Proposals 2 and 3), then shares voted to abstain have the effect of a negative vote.

Effect of broker non-votes. Brokers holding shares for the beneficial owners of such shares must vote according to specific instructions received from the beneficial owners. If instructions are not received, in some instances (e.g., for Proposal 2), a broker may nevertheless vote the shares in the broker’s discretion. Under New York Stock Exchange rules, brokers are precluded from exercising voting discretion on certain proposals without specific instructions from the beneficial owner (Proposals 1 and 3). This results in a “broker non-vote” on the proposal. A broker non-vote is treated as “present” for purposes of determining a quorum, has the effect of a negative vote when approval for a particular proposal requires the affirmative vote of the voting power of the issued and outstanding shares of the Company, and has no effect when approval for a proposal requires the affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote.

Item 8.01	Other Events.

On April 30, 2019, Valero entered into a Stock Unit Award Agreement with each of its non-employee directors who was re-elected at the annual meeting of the stockholders. The grant of stock units, valued at $175,000, represents the equity portion of Valero’s non-employee director compensation program. Each stock unit represents the right to receive one share of Valero common stock, and is scheduled to vest (become nonforfeitable) in full on the date of Valero’s 2020 annual meeting of stockholders. The foregoing description of the stock units is not complete and is qualified in its entirety by reference to the full text of the agreements governing the awards, which are attached as Exhibits 10.01 and 10.02 to this Current Report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.01	Form of Stock Unit Award Agreement (standard).

10.02	Form of Stock Unit Award Agreement (with one-year hold provision).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: May 1, 2019	by:	/s/ J. Stephen Gilbert
J. Stephen Gilbert, Secretary